EXCHANGE BANCSHARES, INC. 237 Main Street Luckey, Ohio 43443-0177 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Names of person(s) attending the dinner:

The undersigned hereby designates and appoints A. John Moore, Thomas Funk and Linda Biniker, or each of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of Exchange Bancshares, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 19, 2004 at 7:30 p.m., or at any adjournment thereof, such proxies being directed to vote as specified below on the following proposals:

Please mark X on the appropriate box.  The Board of Directors recommends a FOR vote on each proposal.

1.  ELECTION OF DIRECTORS.  The nominees for Class III Directors to serve a three year term and until their successors are elected and qualified are:

Joseph R. Hirzel

Rolland I. Huss

Marion Layman

Victor J. Proffitt

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FOR all  nominees listed above

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WITHHOLD AUTHORITY for all nominees

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WITHHOLD AUTHORITY for the nominees listed below

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided below)

2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on other side.)

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IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.  A SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

The Directors and Officers of

EXCHANGE BANCSHARES, INC.

cordially invite you to attend our

2004 Annual Meeting of Shareholders,

Wednesday, May 19, 2004, at 7:30 p.m. immediately following the 6:30 p.m. dinner

Eastwood High School

4900 Sugar Ridge Road

Pemberville, Ohio 43450

Please date, sign and mail this proxy to the Illinois Stock Transfer Company,

209 W. Jackson Blvd., Suite 903, Chicago, IL 60606.  A pre-addressed envelope is enclosed.

DETACH PROXY CARD HERE	DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made this proxy will be voted FOR the election of each of the name nominees to the Board of Directors.

Exchange Bancshares, Inc.

If you plan to attend the dinner, please check the box below and list the names of those attending the dinner on the reverse side.

Return this stub in the enclosed envelope with your proxy card.

______ I/We do plan to attend the dinner

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Signature of Shareholder

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Signature of Shareholder

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Date

NOTE:  Please sign your name exactly as it appears on this Proxy.  JOINT OWNERS SHOULD EACH SIGN PERSONALLY.  If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.